Exhibit 99.1

Nxt-ID, Inc. Announces Pricing of $12.5 Million Underwritten Public Offering

Oxford, CT, September 15, 2021 -- Nxt-ID, Inc. (NASDAQ: NXTD) (the “Company”), a provider of technology products and services for healthcare applications, announced today the pricing of an underwritten public offering of 27,887,500 shares of the Company’s common stock, which includes 3,637,500 shares to be issued upon the exercise of the underwriters’ over-allotment option (collectively, the “Shares”), and warrants to purchase up to 27,887,500 shares of the Company’s common stock, which includes additional warrants to be issued upon the exercise of the underwriter’s over-allotment option to purchase up to an additional 3,637,500 shares of common stock (collectively, the “Warrants”), at a combined purchase price of $0.45 per Share and Warrant. The Warrants have an initial exercise price of $0.495 per share, subject to certain adjustments, and a term of approximately five years. The gross proceeds of the offering to the Company, inclusive of proceeds from the full exercise of the over-allotment option, are expected to be approximately $12.5 million, before deducting the underwriting discounts and commissions and other estimated offering expenses. The Company granted the underwriters a 45-day option to purchase up to an additional 3,637,500 Shares and Warrants to purchase up to an additional 3,637,500 shares of common stock at the public offering price to cover over-allotments, which the underwriters exercised in full. The offering is expected to close today, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole book-running manager for the offering.

The company intends to use the net proceeds from the offering for new product development, working capital and liability reduction purposes.

The offering is being conducted pursuant to Nxt-ID’s registration statement on Form S-1 (File No. 333-259105) previously filed with the Securities and Exchange Commission (“SEC”) and declared effective on September 14, 2021. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering, when available, may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 at (212) 624-2060.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nxt-ID, Inc.

Nxt-ID, Inc. (NASDAQ: NXTD) provides technology products and services for healthcare applications. The Company has extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization, sensor technologies and healthcare applications. Through its subsidiary, LogicMark LLC, Nxt-ID is a manufacturer and distributor of non-monitored and monitored personal emergency response systems sold through dealers and distributors and the United States Department of Veterans Affairs. Learn more about Nxt-ID at www.nxt-id.com. For Nxt-ID corporate information contact: info@nxt-id.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Nxt-ID, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

Investor Relations Contact

A. Pierre Dubois

Lightspeed IR/M for Nxt-ID

713-256-0661

pierre@lightspeedpr.com

Public Relations Contact:

Karen Blondell

Lightspeed PR/M for Nxt-ID

424-263-7371

karen@lightspeedpr.com